UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2010

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sale of Equity Securities.

On February 22, 2010, Valence Technology, Inc. sold $1.0 million of its common stock to Berg & Berg Enterprises, LLC, an affiliate of Carl E. Berg, who is the Chairman of the Company’s Board of Directors. Under the terms of the agreement, we issued 1,086,957 shares of our common stock, par value $0.001 per share, in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. Berg & Berg Enterprises, LLC purchased these shares at $0.92 per share. The purchase price per share equaled the closing bid price of our common stock as of February 22, 2010. Under Rule 144 of the Securities Act, these shares are restricted from being traded by Berg & Berg Enterprises, LLC for a period of six months from the date of issuance, unless registered, and thereafter may be traded only in compliance with the volume restrictions imposed by this rule and other applicable restrictions. The summary of the terms of the purchase is qualified in its entirety by the text of the letter agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 7.01.        Regulation FD Disclosure

As previously disclosed in Item 2.06 to our Current Report on Form 8-K filed October 14, 2009, in the second quarter of fiscal 2010, we experienced a fire at an offsite warehouse in Suzhou, China, which consumed or impaired certain of our fixed assets and inventory.  This fire resulted in us recording a receivable of approximately $3.5 million in the second quarter of fiscal year 2010 for the expected insurance claims recoverable due to this incident.  On February 23, 2010, we agreed to settle our claim with one of our insurance carriers for a payment of approximately $3.2 million (payable in Chinese Yuan Renmimbi).  We expect to receive this payment in March 2010.  We are still pursuing additional claims against other insurance carriers.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Letter Agreement, dated February 22, 2010, by and between Valence Technology, Inc. and Berg & Berg Enterprises, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: February 24, 2010	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated February 22, 2010, by and between Valence Technology, Inc. and Berg & Berg Enterprises, LLC.

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